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                                                                    EXHIBIT 10.1

                                                                  Execution Copy


                             SHAREHOLDERS AGREEMENT
                             ----------------------

          THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of September 16, 1998, by and among Pac-West Telecomm, Inc., a California corporation (the "Company"), John K. La Rue ("La Rue"), Bay Alarm Company, a California corporation ("Bay Alarm," and collectively with La Rue, the "Existing Shareholders"), each of the Persons listed on the Schedule of New Investors attached hereto (the "New Investors") and each of the individuals listed on the Schedule of Executives attached hereto (the "Executives"). The Existing Shareholders, the New Investors and the Executives are collectively referred to herein as the "Shareholders" and individually as a "Shareholder." Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 9 hereof.

          WHEREAS, the Existing Shareholders hold shares of the Company's Class A Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), and shares of the Company's Common Stock, par value $.01 per share (the "Common Stock");

          WHEREAS, the New Investors received shares of the Company's Preferred Stock and Common Stock pursuant to a merger agreement among the Company, the Existing Shareholders and PWT Acquisition Corp., dated as of June 30, 1998 (as the same may be amended and modified from time to time in accordance with its terms, the "Merger Agreement") and shares of the Company's Common Stock pursuant to a Stock Purchase Agreement, dated as of the date hereof, between the Company and certain of the New Investors (as the same may be amended and modified from time to time in accordance with its terms, the "Purchase Agreement");

          WHEREAS, the Company and certain of the Executives are parties to executive agreements, stock purchase agreements and/or stock option agreements, pursuant to which such Executives purchased shares of the Company's Common Stock or received stock options to purchase shares of the Company's Common Stock;

          WHEREAS, the Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Shareholders' stock may be transferred; and

          WHEREAS, the execution and delivery of this Agreement is a condition to the merger contemplated by the Merger Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
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          1.   Voting Agreement.

          (a) From and after the Closing (as defined in the Merger Agreement) and until the provisions of this paragraph 1 cease to be effective, each holder of Shares shall vote all of such holder's Shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within such holder's control (whether in such holder's capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

          (i) subject to paragraph l(c) below, the authorized number of directors on the Board shall be established at seven (7) directors;

          (ii) the following persons shall be elected to the Board:

               (A) one (1) representative designated by La Rue; provided that La Rue shall initially serve as such representative;

               (B) one (1) representative designated by Bay Alarm; provided that Bruce A. Westphal shall initially serve as the representative designated by Bay Alarm;

               (C) one (1) representative designated by the Blair Holders (the "Blair Director"); provided that David G. Chandler shall initially serve as the Blair Director;

               (D) one (1) representative designated by the SCP Holders (the "SCP Director"); provided that Samuel A. Plum shall initially serve as the SCP Director;

               (E) one (1) representative designated by the Safeguard Holders (the "Safeguard Director"); provided that Jerry L. Johnson shall initially serve as the Safeguard Director;

               (F) one representative designated by TL Ventures III, L.P. for so long as it holds any Shares (the "TL Director" and collectively with the Blair Director, the SCP Director and the Safeguard Director, the "Investor Directors"); provided that initially Mark J. DeNino shall serve as the TL Director; and

               (G) the Company's chief executive officer;

          (iii) the removal from the Board (without cause) of any representative designated hereunder shall be solely upon the written request of the persons entitled to designate such representative pursuant to subparagraph 1(a)(ii), but only upon such written request and

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     under no other circumstances; provided that if any director elected pursuant to subparagraph 1(a)(ii)(G) above ceases to be chief executive officer of the Company and its Subsidiaries, such director shall be removed as a director promptly after such director ceases to be the Company's chief executive officer and shall be replaced by such director's successor (if any); and provided further that any director may be removed for cause in accordance with applicable law;

          (iv) in the event that any representative designated hereunder ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board shall be filled by a representative designated by persons entitled to designate such representative pursuant to subparagraph 1(a)(ii);

          (v) if any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Articles of Incorporation and bylaws and applicable law; provided that the holders of Shares shall vote to remove such individual if the party or parties which failed to designate such directorship so directs and shall elect any individual designated by such party or parties;

          (vi) except as required by applicable law or any rule or regulation of any governmental entity, the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as the composition of the Board as it exists from time to time; and

          (vii) the Board shall hold at least one meeting during each fiscal quarter.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or a Sub Board and any committees thereof. So long as any Investor Director or representative designated by La Rue or Bay Alarm serves on the Board or a Sub Board, the Company's Articles of Incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

          (c) The rights of an Existing Shareholder under this paragraph 1 shall terminate at such time as such Existing Shareholder and such Existing Shareholder's Permitted Transferees shall hold less than 50% of the Shares held by such Existing Shareholder immediately following the Closing. In such event, at the written request of a majority of the Investor Directors, each holder of Shares shall vote all of his, her or its Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable action within his, her or its control to remove the director designated by such Existing Shareholder from the Board and any Sub Board at the time specified in such written request and to reduce the number of directors on the Board by one representative.

          (d) The provisions of this paragraph 1 shall terminate automatically and shall be of no further force and effect upon the consummation of a Qualified Public Offering or a Sale of the Company.

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          2.   Restrictions on Transfer of Shares.

          (a) Transfer of Shares. No holder of Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Shares (a "Transfer") except pursuant to the provisions of this paragraph 2 or pursuant to an Exempt Transfer.

          (b) Notice of Proposed Transfer. At least 90 days prior to making any Transfer of any Shares (other than an Exempt Transfer), the transferring holder of Shares (the "Transferring Shareholder") shall deliver a written notice (the "Sale Notice") to the Company and the Other Shareholders. The Sale Notice shall disclose in reasonable detail the proposed number and class of Shares to be transferred (the "Offered Shares") and the proposed terms and conditions of the Transfer, which shall be in the form of a sale of such Offered Shares solely for cash (payable at closing or in specified installments).

          (c) First Offer Right. The Company may elect to purchase all or any portion of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election to the Transferring Shareholder and the Other Shareholders as soon as practicable but in any event within 30 days after the delivery of the Sale Notice. If the Company has not elected to purchase all of the Offered Shares within such 30-day period, each Other Shareholder (other than the Transferring Shareholder) may elect to purchase up to such Person's Pro Rata Share (as defined below) of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election to the Transferring Shareholder and all Other Shareholders as soon as practicable but in any event within 45 days after delivery of the Sale Notice. Any Offered Shares not elected to be purchased by the end of such 45-day period shall be reoffered for an additional 15-day period by the Transferring Shareholder on a pro rata basis to the Other Shareholders who have elected to purchase their Pro Rata Share. If the Company or any Other Shareholder has elected to purchase Offered Shares from the Transferring Shareholder, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 90 days after delivery of the Sale Notice. To the extent that the Company and the Other Shareholders have not elected to purchase all of the Offered Shares, the Transferring Shareholder may, within 120 days after the end of the 60-day notice period, transfer the balance of such Offered Shares to one or more third parties at a price no less than the price per share specified in the Sale Notice and on other terms no more favorable to the transferees than offered to the Company and the Shareholders in the Sale Notice. Each Other Shareholder's "Pro Rata Share" shall be based upon such holder's percentage ownership of the Shares of such class being Transferred held by the Other Shareholders (other than the Transferring Shareholder) on a fully-diluted basis. The Transferring Shareholder's ability to effect any Transfer pursuant to this Section 2(c), whether to the Company, the Other Shareholders Shares or any third party, shall in all cases be subject to the participation rights of other Shareholders pursuant to Section 2(d) below.

          (d) Participation Rights. Each Other Shareholder (other than the Transferring Shareholder) may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder within 30 days after delivery of the Sale Notice. If any Other Shareholders have elected to participate in such Transfer, the Transferring Shareholder and such Other Shareholders shall be entitled to include in the contemplated Transfer, at the same price and on the same terms, a number of such class or classes of Shares (the "Included Shares") equal to the

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product of (i) the quotient determined by dividing the percentage of such class of the Shares owned by such person by the aggregate percentage of such class of the Shares owned by the Transferring Shareholder and all Other Shareholders electing to participate in such Transfer and (ii) the number of such class of Offered Shares.

     For example, if the contemplated Transfer involves 100 Offered Shares of a certain class and if the Transferring Shareholder at such time owns 30% of all Shares of such class and if one other holder elects to participate and owns 20% of all Shares of such class, the Transferring Shareholder would be entitled to sell 60 shares of such class ((30% / 50%) x 100 shares) and the other holder would be entitled to sell 40 shares of such class ((20% / 50%) x 100 shares).

Each Transferring Shareholder shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Shareholders in any contemplated Transfer, and each Transferring Shareholder shall not transfer any of its Shares to the prospective transferee(s) unless (i) simultaneously with such transfer, the prospective transferee or transferees purchase from the Other Shareholders the Shares which the Other Shareholders are entitled to sell to such prospective transferee(s) pursuant to this paragraph 2(d) or (ii) simultaneously with such Transfer, the Transferring Shareholders purchase (on the same terms and conditions on which such Shares were sold to the transferee(s)) the number of Shares from the Other Shareholders which the Other Shareholders would have been entitled to sell pursuant to this paragraph 2(d). Each holder of Shares transferring Shares pursuant to this paragraph 2(d) shall pay its pro rata share (based on the proceeds received in such Transfer) of the expenses incurred by the holders of Shares in connection with such transfer and shall be obligated to join on a pro rata basis (based on the proceeds received in such Transfer) in any indemnification or other obligations that the Transferring Shareholder agrees to provide in connection with such transfer (other than any such obligation that relate specifically to a particular holder of Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Shares; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

          (e) Classes of Capital Stock. Notwithstanding anything herein to the contrary, the provisions of this paragraph 2 shall be applied on a class by class basis to the Shares; provided that in the event any Transferring Shareholder is Transferring Shares of more than one class, each Other Shareholder electing to exercise any right granted to such Other Shareholder pursuant to this paragraph 2 shall exercise such right with respect to each class of Shares being so Transferred.

          (f) Permitted Transfers. The restrictions set forth in this paragraph 2 shall not apply with respect to any Transfer of Shares (i) pursuant to a Public Sale, (ii) pursuant to Employee Repurchases or (iii) by any holder (A) in the case of an individual, pursuant to applicable laws of descent and distribution or among such individual's Family Group or (B) in the case of any Person which is not an individual, among its Affiliates (such transferees pursuant to this clause (iii) collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 2 shall continue to be applicable to the Shares after any such Transfer pursuant to clause (iii) and provided further that the transferees of such Shares Transferred pursuant to clause (iii) shall have agreed in writing to be bound by the provisions of this Agreement affecting

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the Shares so transferred. The restrictions set forth in paragraph 2(c) shall not apply with respect to any Transfer of Shares pursuant to a Sale of the Company. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

          (g) Termination of Restrictions. The restrictions set forth in this paragraph 2 shall continue with respect to each Share until the earlier of (i) the date on which such Share has been transferred in a Public Sale, (ii) the consummation of a Sale of the Company or (iii) the consummation of a Qualified Public Offering.

          3.   Sale of the Company.

          (a) Upon the approval by the Board of a Sale of the Company (an "Approved Sale"), each holder of the Shares will consent to and raise no objections to the Approved Sale of the Company. If the Approved Sale of the Company is structured as a (i) merger or consolidation, each of the holders of Shares will waive any dissenter rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (whether by merger, consolidation, reorganization or otherwise), each of the holders of Shares will agree to sell all of their Shares and rights to acquire Shares on the terms and conditions approved by the Board. Each of the holders of the Shares will use their best efforts to cooperate in the Approved Sale of the Company and will take all necessary or desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Board.

          (b) Notwithstanding any provision to the contrary contained herein, after the fourth anniversary of the Closing, the holders of at least 60% of the Investor Shares (the "Sale Shareholders"), may require that the Company enter into a Sale of the Company. Upon the request of the Sale Shareholders, the Board will determine in its reasonable judgment the form and manner in which the Sale of the Company is to be accomplished with a view to accomplishing such Sale of the Company as soon as is reasonably practicable (but in any event within twelve months of the request of the Sale Shareholders to enter into a Sale of the Company), including, without limitation, (i) whether the Sale of the Company should be pursuant to a merger, sale of stock, sale of assets, or otherwise,
(ii) whether to conduct a public auction or privately negotiated sale, and (iii) whether to employ one or more professional firms to assist the Board in accomplishing a Sale of the Company. Each holder of Shares will take such actions (i) as are necessary or desirable in order to cause the Board to effect a Sale of the Company, including, without limitation, electing directors who will effect a Sale of the Company or (ii) as are requested by the Board in order to further the Sale of the Company, in each case with a view to accomplishing such Sale of the Company as soon as is reasonably practicable (but in any event within twelve months of the request of the Sale Shareholders to enter into a Sale of the Company). In the event that the Board is unable to accomplish a Sale of the Company within twelve months as described above, the Sale Shareholders will be entitled to take all actions to accomplish a Sale of the Company and each holder of Shares shall (x) use commercially reasonable efforts to cause the Board to approve such Sale of the Company and (y) cooperate with the Sale Shareholders in the Sale of the Company and take all necessary or desirable actions in connection with the consummation of the Sale of the Company as are reasonably requested by the Sale Shareholders, including, without limitation, delivering to the Sale Shareholders the stock

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certificates representing the Shares owned by such holder, with duly executed blank stock powers attached thereto.

          (c) The obligations of the holders of Shares with respect to any Sale of the Company (including an Approved Sale) pursuant to this paragraph 3 are subject to the satisfaction of the following conditions: (i) upon the consummation of a Sale of the Company, each holder of Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holder of Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Articles of Incorporation as in effect immediately prior to such Sale of the Company; (ii) each holder of any class of Shares will be given the same consideration with respect to each share of such class, and if any holders of a class of Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Shares will be given the same option with respect to each share of such class; and (iii) all holders of then currently exercisable rights to acquire, directly or indirectly, shares of any class of Common Stock will be given an opportunity either to (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of such class of Common Stock receivable by the holders of such class of Common Stock in connection with the Approved Sale less the exercise price or conversion price per share of such class of Common Stock of such right to acquire, directly or indirectly, such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

          (d) If the Company or the Sale Shareholders enter into any negotiation or transaction for which Rule 506 promulgated under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shares will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under the Securities Act) reasonably acceptable to the Board. If any holder of Shares appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Shares declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

          (e) Each holder of Shares will bear its pro rata share (based upon the aggregate proceeds received by such Shareholder) of the costs of any sale of Shares pursuant to any Sale of the Company to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Shares on its own behalf will not be considered costs of the transaction hereunder. Each holder of shares shall also be obligated to join on a pro rata basis (based on the proceeds received in such Sale of the Company) in any indemnification or other obligations that the Shareholders agree to provide in connection with such Sale of the Company (other than any such obligation that relate specifically to a particular holder of Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Shares; provided that no holder shall be obligated in connection with such Sale of the Company to agree to indemnify or

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hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Sale of the Company).

          (f) The provisions of this Section 3 will terminate upon the completion of a Qualified Public Offering or a Sale of the Company.

          4.   Preemptive Rights.

          (a) Except for issuances of Common Stock (i) to the Company's or any of its Subsidiaries' employees approved by the Board or any compensation committee of the Board (including pursuant to options or other rights to acquire Common Stock approved by the Board or any compensation committee of the Board),
(ii) in connection with the acquisition of another company or business approved by the Board, (iii) pursuant to any stock dividend or stock split, (iv) pursuant to a Public Offering or (v) pursuant to the purchase agreement referred to in
Section 11.19 of the Merger Agreement, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities (including debt securities) containing options or rights to acquire any shares of Common Stock or any securities exchangeable for or convertible into Common Stock or such securities exchangeable for or convertible into Common Stock, the Company shall first offer to sell to each Other Shareholder, a portion of such shares or securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such Person on a fully diluted basis by (2) the total number of shares of Common Stock then outstanding on a fully diluted basis. In addition, if the Company authorizes the issuance or sale of any debt securities or preferred shares (other than any preferred shares convertible into or otherwise containing any rights to acquire shares of Common Stock), in each case to any holders of Investor Shares or any of their Affiliates (other than as a dividend on the outstanding Common Stock) (any such issuance or sale, a "Preemptive Sale"), the Company shall first offer each Other Shareholder the right to purchase a portion of such securities equal to the product determined by multiplying (x) the total number of securities to be issued or sold in a Preemptive Sale by (y) the quotient determined by dividing (1) the number of outstanding shares of Common Stock held by such Other Shareholder by (2) the total number of shares of outstanding Common Stock held by all Other Shareholders on a fully diluted basis. Each Other Shareholder shall be entitled to purchase such shares or securities at the most favorable price and on the most favorable terms as such shares or securities are to be offered or sold to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, each Other Shareholder exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all shares and securities offered to the Other Shareholders shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other Persons, installments over time.

          (b) In order to exercise its purchase rights hereunder, an Other Shareholder must within 20 days after receipt of written notice from the Company describing in reasonable detail the shares or securities being offered, the purchase price therefor, the payment terms and such Other Shareholder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the shares and securities offered to the Other Shareholders are not fully subscribed by the Other Shareholders, the remaining stock and securities shall be reoffered by the

Company to any of the Other Shareholders purchasing such Person's full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within 10 days after receipt of such reoffer.

          (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such shares or securities which the Other Shareholders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Other Shareholders. Any shares or securities offered or sold by the Company after such 60-day period must be reoffered to the Other Shareholders pursuant to the terms of this paragraph 4.

          (d) The rights of the Other Shareholders under this paragraph 4 shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Company.

          5. Initial Public Offering. In the event that the Board approves an initial Public Offering, the Shareholders will take all necessary and desirable actions in consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure will adversely affect the marketability of the offering, the Shareholders will vote for a recapitalization and/or exchange of the Shares into securities the managing underwriters and the Board find acceptable; provided that the resulting securities provide each Shareholder with the same relative economic interest as such Shareholder had prior to such recapitalization and/or exchange and is consistent with the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Public Offering.

          6.   Covenants.

          (a) Financial Statements and Other Information. The Company shall deliver to each Qualified Holder:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (ii) as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to

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     the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of national recognized standing and (B) a copy of such firm's annual management letter to the board of directors;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and

               (v) at least 30 days prior to the beginning of each fiscal year, a preliminary budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other budgets prepared by the Company and any revisions of such annual or other budgets.

          Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Shareholder entitled to receive information regarding the Company and its Subsidiaries under paragraph 6(a) shall use commercially reasonable efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Shareholder may disclose such information in connection with the sale or transfer of any Shares if such Shareholder's transferee agrees in writing to be bound by the provisions of this paragraph; and provided further that each such Shareholder may disclose such information to its attorneys, accountants and other advisors, provided that such Persons are informed of, and agree to be bound by, the confidentiality provisions of this paragraph 6(a).

          (b) Inspection of Property. The Company shall permit any representatives designated by any Qualified Holder upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in such discussions.

          (c) Venture Capital Operating Company Compliance.

          If and for so long as any VCOC does not have a representative on the Board ("Unrepresented Party") and holds any Shares, such VCOC shall be permitted to select one representative ("Representative") to:

               (i) consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with that Representative regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

               (ii) examine the books and records of the Company and inspect its facilities and request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided; and

               (iii) invite the Representative to attend in a nonvoting observer capacity all meetings of its Board and, in this respect, shall give such Representative copies of all notices, minutes, consents, and other material that it provides to its Directors; provided, that the Company reserves the right to exclude such Representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such Representative may participate in discussions of matters brought to the Board.

          The rights described in this paragraph 6(c) shall terminate and be of no further force or effect upon the earliest to occur of (i) the occurrence of a Public offering, or (ii) such time as the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

          (d) Regulatory Compliance Cooperation.

               (i) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock (other than a redemption of the Preferred Stock), the Company shall give written notice of such pending action to BankAmerica and MIG. Upon the written request of either BankAmerica or MIG made within 10 days after its receipt of any such notice stating that after giving effect to such action such Shareholder would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after such Shareholder 's receipt of the Company's original notice) as such Shareholder requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any such Shareholder would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such Purchaser to have a Regulatory Problem. For purposes of this paragraph, a Person shall be deemed to have a "Regulatory Problem" when such Person and such Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority.

               (ii) The Company shall grant to any subsequent holder of Restricted Securities, upon such holder's request, the same rights granted to BankAmerica and MIG pursuant to this paragraph.

          7.   Additional Restrictions on Transfer.

          (a) Restricted Shares Legend. The Shares have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Each certificate evidencing Shares and each certificate issued in exchange for or upon the Transfer of any Shares (if such securities remain Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUE] AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SHAREHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 16, 1998, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "COMPANY"), AND CERTAIN INVESTORS. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SHARES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     The Company shall imprint such legend on certificates evidencing the Shares. The legend set forth above shall be removed from the certificates evidencing any Shares which cease to be Shares in accordance with the definition thereof.

          (b) Opinion of Counsel. No holder of Shares may Transfer any Shares (except pursuant to an effective registration statement under the Securities
Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Board) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

          8.   Transfer.

          (a) Prior to transferring any Shares (other than pursuant to a Public Sale or pursuant to an Employee Repurchase) to any Person, the transferring holders of Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other parties to this Agreement a counterpart of this Agreement and such transferee shall be a "Shareholder" for purposes of this Agreement.

          (b) After the date of this Agreement, all shares of capital stock issued by the Company (other than pursuant to a Public Sale) and all options or other rights to acquire Common Stock or any securities convertible or exchangeable into Common Stock shall be subject to the terms of this Agreement, and the Company shall cause each holder thereof which is not a party to this Agreement to execute and deliver to the Company and the other parties to this Agreement a counterpart of this Agreement and such holder shall be a "Shareholder" for purposes of this Agreement.

          9.   Definitions.

          "Affiliate" of a Shareholder means any other Person controlling, controlled by or under common control with the Shareholder and, in the case of an Person which is a partnership, any partner of such Person and any members or partners of such partner. For purposes of paragraph 2 hereof, BankAmerica Investment Corporation and MIG Partners VII shall be deemed to be Affiliates.

          "Articles of Incorporation" means the Company's articles of incorporation in effect at the time as of which any determination is being made.

          "BankAmerica" means BankAmerica Investment Corporation and its Permitted Transferees.

          "Blair" means William Blair Capital Partners VI, L.P.

          "Blair Holders" means the holders of a majority of the Blair Shares.

          "Blair Shares" means (i) any Common Stock held by Blair and its Permitted Transferees acquired pursuant to the Merger Agreement or the Purchase Agreement, (ii) any shares of Common Stock otherwise acquired by Blair and its Permitted Transferees and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses
(i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Blair Shares, such shares will cease to be Blair Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Closing" has the meaning set forth in the Merger Agreement.

          "Employee Repurchase" means repurchases from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Board.

          "Exempt Transfer" means any Transfer permitted by Section 2(f).

          "Family Group" means a shareholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Shareholder and/or the Shareholder's spouse and/or descendants.

          "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other person.

          "Investor Shares" means, collectively, the Blair Shares, the SCP Shares, the Safeguard Shares and the TL Shares.

          "MIG" means MIG Partners VII and its Permitted Transferees.

          "Other Shareholders" means any holder of Blair Shares, any holder of SCP Shares, any holder of Safeguard Shares, any holder of TL Shares, La Rue and his Permitted Transferees, Bay Alarm and its Permitted Transferees, Wallace Griffin and his Permitted Transferees, BankAmerica, MIG and Segal; provided that BankAmerica, MIG and Segal shall not be considered Other Shareholders for purposes of paragraph 2(c) hereof.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Company of its Common Stock or rights to purchase it Common Stock to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Public Sale" means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Qualified Holder" means any holder (or group of affiliated holders) of Shares representing 5% or more of the outstanding Shares and any VCOC and for purposes of paragraph 6(a), BankAmerica, MIG and Segal.

          "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares or rights to purchase shares of the Company's Common

Stock having an aggregate value of at least $15 million and which results in an equity valuation of the Company immediately prior to such Public Offering (based upon the offering price of the Common Stock to the public in such Public Offering) of at least $100 million.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) all or substantially all of the capital stock of the Company (whether by merger, consolidation, sale, transfer or exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SCP" means SCP Private Equity Partners, L.P.

          "SCP Holders" means the holders of a majority of the SCP Shares.

          "SCP Shares" means (i) any Common Stock held by SCP and its Permitted Transferees acquired pursuant to the Merger Agreement or the Purchase Agreement,
(ii) any shares of Common Stock otherwise acquired by SCP and its Permitted Transferees and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting SCP Shares, such shares will cease to be SCP Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Safeguard" means Safeguard 98 Capital, L.P.

          "Safeguard Holders" means the holders of a majority of the Safeguard Shares.

          "Safeguard Shares" means (i) any Common Stock held by Safeguard and its Permitted Transferees acquired pursuant to the Merger Agreement or the Purchase Agreement, (ii) any shares of Common Stock otherwise acquired by Safeguard and its Permitted Transferees and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Safeguard Shares, such shares will cease to be Safeguard Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Segal" means Segal Holdings, Inc. and its Permitted Transferees.

          "Shares" means (i) any Preferred Stock or Common Stock purchased or otherwise acquired by any Shareholder and any options, warrants or similar rights to acquired Preferred Stock or Common Stock held by any Shareholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Preferred Stock or Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Shareholder; provided that Shares shall not include nonvoting Shares for purposes of paragraph 1 hereof or paragraph 11 hereof. As to any particular shares constituting Shares, such shares shall cease to be Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "TL" means, collectively, TL Ventures III L.P., TL Ventures III Offshore L.P., TL Ventures III Interfund L.P. and EnerTech Capital Partners, L.P.

          "TL Holders" means the holders of a majority of the TL Shares.

          "TL Shares" means (i) any Common Stock held by TL and its Permitted Transferees acquired pursuant to the Merger Agreement or the Purchase Agreement,
(ii) any shares of Common Stock otherwise acquired by TL and its Permitted Transferees and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting TL Shares, such shares will cease to be TL Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "VCOC" means any holder of Preferred Stock or Common Stock which is a "venture capital operating company" for purposes of Department of Labor Regulation (S) 2510.3-100 or any similar regulation.

          10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

          11. Amendment and Waiver. Except as otherwise provided herein, (i) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company unless such modification, amendment or waiver is approved in writing by the Company, (ii) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Blair Holders unless such modification, amendment or waiver is approved in writing by the Blair Holders, (iii) no modification, amendment or waiver of any provision of this Agreement shall be effective against the SCP Holders unless such modification, amendment or waiver is approved in writing by the SCP Holders, (iv) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Safeguard Holders unless such modification, amendment or waiver is approved in writing by the Safeguard Holders, (v) no modification, amendment or waiver of any provision of this Agreement shall be effective against the TL Holders unless such modification, amendment or waiver is approved in writing by the TL Holders, (vi) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Existing Shareholders and their respective Permitted Transferees unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Shares held by the Existing Shareholders and their respective Permitted Transferees, and (vii) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Executives, any other party hereto and their respective Permitted Transferees unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Shares held by the Executives, such other parties hereto and their respective Permitted Transferees; provided that no modification, amendment or waiver of any provision of this Agreement which adversely affects the rights or obligations of any New Investor hereunder in a manner which is different than the affect on the other New Investors and their Permitted Transferees shall be effective against such affected New Investor unless such modification, amendment or waiver is approved in writing by such New Investor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          12. Severability; Certain Waivers. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Shareholders acknowledge and agree that the covenants and agreements set forth in this agreement were a material inducement to the New Investors to consummate the transactions contemplated by the Merger Agreement, and the New Investors would not obtain the benefit of their bargain as set forth herein and in the Merger Agreement and the other agreements contemplated thereby as specifically negotiated by the Shareholders if any Shareholder breached or challenged any of the provisions of this Agreement. Therefore, notwithstanding anything to the contrary expressed or implied in this paragraph 12 or elsewhere in this Agreement, each of the Shareholders unconditionally covenants and agrees that such Shareholder will not directly or indirectly challenge the validity, legality or enforceability of any provision of this Agreement and will cooperate with the Company (at the Company's cost and expense, except in connection with a breach by such Shareholder) to enforce the provisions of this Agreement.

          13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Registration Agreement between the Company and the Shareholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares; provided that the rights of the Existing Shareholders hereunder shall not be assignable without the written consent of a majority of the Shares held by the New Investors.

          15. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          16. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

          17.  Arbitration.

          (a) Arbitration. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) at San Francisco, California. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association, and the arbitrator or arbitrators in any such arbitration shall be persons who are expert in the subject matter of the dispute. Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (b) Procedure. Such arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The arbitration shall be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. The costs of said arbitrators and the arbitration shall be borne equally by the parties hereto. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten
(10) days following completion of the arbitration.

          (c) Venue and Jurisdiction. Any and all legal proceedings to enforce this Agreement, (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby), shall be governed in accordance with this paragraph 17 hereunder.

          18. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) or by facsimile (with an additional copy by U.S. mail) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto or on the books and records of the Company and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Pac-West Telecomm, Inc.
          4210 Coronado Avenue
          Stockton, CA 95204
          Attention: President
          Telephone: (209) 926-3222
          Facsimile: (209) 926-3205

          19. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of California.

          20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          21. Representations and Warranties. Each Shareholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, and (ii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.


                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        PAC-WEST TELECOMM, INC.


                                        By:   /s/  John K. La Rue
                                              -----------------------------
                                        Name: John K. La Rue
                                              -----------------------------
                                        Its:  President
                                              -----------------------------


                                        By:   /s/ Roger L. Westphal
                                              -----------------------------
                                        Name: Roger L. Westphal
                                              -----------------------------
                                        Its:  Secretary
                                              -----------------------------


                                        /s/  John K. La Rue
                                        -----------------------------------
                                        JOHN K. LA RUE



                                        BAY ALARM COMPANY


                                        By:   /s/  Bruce A. Westphal
                                              -----------------------------
                                        Name: Bruce A. Westphal
                                              -----------------------------
                                        Its:  Chairman
                                              -----------------------------




                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                       WILLIAM BLAIR CAPITAL PARTNERS VI, L.P.

                                       By:    William Blair Capital Partners VI,
                                              L.L.C., its General Partner

                                       By:    /s/  David G. Chandler
                                              -----------------------------
                                       Name:  David G. Chandler
                                              Its Managing Director



                                       SCP PRIVATE EQUITY PARTNERS, L.P.

                                       By:    SCP Private Equity Management,
                                              L.P., its General Partner

                                       By:    /s/ Samuel A. Plum
                                              -----------------------------
                                       Name:  Samuel A. Plum
                                              -----------------------------
                                              Its General Partner


                                       SAFEGUARD 98 CAPITAL, L.P.

                                       By:    Safeguard Delaware, Inc.
                                              its General Partner

                                       By:    /s/ Jerry L. Johnson
                                              -----------------------------
                                       Name:  Jerry L. Johnson
                                              -----------------------------
                                       Title: Senior Vice President
                                              -----------------------------



                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                        TL VENTURES III L.P.

                                        By:    TL Ventures III Management L.P.,
                                               its General Partner

                                        By:    TL Ventures III LLC,
                                               its General Partner

                                        By:    /s/  Mark J. DeNino
                                               -----------------------------
                                        Name:  Mark J. DeNino
                                               -----------------------------
                                        Title: Managing Director



                                        TL VENTURES III OFFSHORE L.P.

                                        By:    TL Ventures III Offshore Partners
                                               L.P., its General Partner

                                        By:    TL Ventures III Offshore Ltd.,
                                               its General Partner

                                        By:    /s/  Mark J. DeNino
                                               -----------------------------
                                        Name:  Mark J. DeNino
                                               -----------------------------
                                        Title: Managing Director
                                               -----------------------------



                                        TL VENTURES III INTERFUND L.P.

                                        By:    TL Ventures III LLC,
                                               its General Partner


                                        By:    /s/ Mark J. DeNino
                                               -----------------------------
                                        Name:  Mark J. DeNino
                                               -----------------------------
                                        Title: Managing Director




                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                        ENERTECH CAPITAL PARTNERS, L.P.

                                        By:    EnerTech Management, L.P.
                                               its General Partner

                                        By:    EnerTech Management Company,
                                               L.L.C., its General Partner

                                        By:    /s/  Scott Ungerer
                                               -----------------------------
                                        Name:  Scott Ungerer
                                               -----------------------------
                                        Title: Managing Director



                                        SEGAL HOLDINGS, INC.

                                        By:    /s/  Robert B. Segal
                                               -----------------------------
                                        Name:  Robert B. Segal
                                               -----------------------------
                                        Title: President
                                               -----------------------------



                                        BANKAMERICA INVESTMENT CORPORATION

                                        By:    /s/  M. Ann O'Brien
                                               -----------------------------
                                        Name:  M. Ann O'Brien
                                               -----------------------------
                                        Title: Managing Director
                                               -----------------------------



                                        MIG PARTNERS VII

                                        By:    /s/  M. Ann O'Brien
                                               -----------------------------
                                        Name:  M. Ann O'Brien
                                               -----------------------------
                                        Title: General Partner
                                               -----------------------------




                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                /s/  Wallace W. Griffin
                                ------------------------------------
                                WALLACE W. GRIFFIN



                                SKIBO FAMILY LIMITED PARTNERSHIP

                                By:    /s/  Charles M. Skibo
                                       -----------------------------
                                Name:  Charles M. Skibo
                                       -----------------------------
                                Title: General Partner
                                       -----------------------------





                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                           SCHEDULE OF NEW INVESTORS


SCP Private Equity Partners, L.P.
800 The Safeguard Bldg.
435 Devon Park Drive
Wayne, PA 19087

Safeguard 98 Capital, L.P.
c/o Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

TL Ventures III L.P.
c/o TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087-1515
Attention:   Chief Financial Officer
Telephone:   (610) 971-1515
Telecopier:  (610) 975-9330

TL Ventures III Offshore L.P.
c/o Trident Trust Company (Cayman) Limited
P.O. Box 847
One Capital Place, Fourth Floor
Grand Cayman, Cayman Islands

with a copy to:

TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087-1515
Attention:   Chief Financial Officer
Telephone:   (610) 971-1515
Telecopier:  (610) 975-9330

TL Ventures III Interfund L.P.
c/o TL Ventures LLC
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087-1515
Attention:   Chief Financial Officer
Telephone:   (610) 971-1515
Telecopier:  (610) 975-9330

EnerTech Capital Partners
435 Devon Park Drive, Suite 410
Wayne, PA  19087

William Blair Capital Partners VI, L.P.
227 West Monroe Street
Chicago, IL 60606

Segal Holdings, Inc.
c/o Segal & Co. Inc.
1350 Avenue of the Americas, Suite 1802
New York, NY  10019

BankAmerica Investment Corporation
c\o Bank of America Mezzanine Investments Group
231 South LaSalle Street, 12/th/ Floor
Chicago, IL  60697

MIG Partners VII
c\o Bank of America Mezzanine Investments Group
231 South LaSalle Street, 12/th/ Floor
Chicago, IL  60697

Skibo Family Limited Partnership
9045 Holly Leaf Lane
Bethesda, PA 20817

                                     -26-